ROSS MILLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Certificate of Amendment

(PURSUANT TO NRS 78.380)

USE BLACK INK ONLY-DO NOT HIGHLIGHT		ABOVE SPACE IS FOR OFFICE USE ONLY
Certificate of Amendment to Articles of Incorporation
For Nevada Corporations
(Pursuant to NRS 78.380—Before Issuance of Stock)

1.	Name of corporation:
BOLD VIEW RESOURCES, INC.

2.	The articles have been amended as follows (provide article numbers, if available):
3. SHARES: (NUMBER OF SHARES CORPORATION AUTHORIZED TO ISSUE) NUMBER OF SHARES WITH PAR VALUE: 50,000,000 PAR VALUE: $0.001.

3.	The undersigned declare that they constitute at least two-thirds of the incorporators, X, or of the board of directors (check one box only)

4.	Effective date of filing (optional):

5.	The undersigned affirmatively declare that to the date of this certificate, no stock of the corporation has been issued.

6.	Signatures (if more than two signatures, attach an 8 ½” x 11” plain sheet with the additional signatures.)

	X /S/ LORI KELLY	X
	Signature	Signature

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.
Nevada Secretary of State Form 78 Articles 2007
Revised on: 01/01/07